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                                                                    Exhibit 16.1

September 27, 2002

Securities and Exchange Commission
450 Fifth Street Northwest
Washington, DC 20548





Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of the Form 8-K of Famous Dave's of America, Inc. dated September 26, 2002.


Very truly yours,


VIRCHOW, KRAUSE & COMPANY, LLP







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